UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities

Exchange Act of 1934

(Amendment No.    )

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MICROVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROVISION, INC.

NOTICE OF 2006 ANNUAL MEETING

September 21, 2006

Dear Microvision Shareholder:

The Annual Meeting of Shareholders of Microvision, Inc. (the “Company”), will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004 on September 21, 2006 at 9:00 a.m. for the following purposes:

1.	To elect six directors to serve until the next annual meeting;

2.	To approve the 2006 Microvision, Inc. Incentive Plan, which amends, restates and renames our 1996 Stock Option Plan;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

4.	To conduct any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Please read it carefully before casting your vote.

If you were a shareholder of record on August 2, 2006, you will be entitled to vote on the above matters. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 6222 185th Avenue NE, Redmond, Washington 98052, during ordinary business hours, from September 11, 2006 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

Whether or not you plan to attend the annual meeting, your vote is very important.

After reading the enclosed Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the enclosed proxy card and returning it as soon as possible in the accompanying postage prepaid (if mailed in the U.S) return envelope. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

If you need assistance voting your shares, please call

Investor Relations at (425) 882-6794

The Board of Directors recommends a vote FOR the election of six directors, a vote FOR approval of the 2006 Microvision, Inc. Incentive Plan and a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

At the meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the meeting and vote your shares in person even if you return your proxy card or vote by telephone or Internet. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Redmond, Washington, voting again by telephone or Internet, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in Microvision, Inc.

Sincerely,

Alexander Tokman Chief Executive Officer

August 8, 2006

Redmond, Washington

MICROVISION, INC.

6222 185th Avenue NE

Redmond, Washington 98052

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

September 21, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004 on September 21, 2006, at 9:00 a.m.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card.

On July 31, 2006 there were 38,146,092 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this Proxy Statement on or about August 8, 2006 to all shareholders entitled to vote their shares at the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:	If you properly cast your vote by either executing and returning the enclosed proxy card or by voting your proxy by telephone or via the Internet, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	“FOR” the election of each of the nominees for director,

•	“FOR” approval of the 2006 Microvision, Inc. Incentive Plan, and

•	“FOR” ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:	May my broker vote for me?

A:	Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal 1 and Proposal 3, but not Proposal 2.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone, via the Internet or at the Annual Meeting by following these procedures. To revoke your proxy:

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Microvision’s Secretary at the Company’s offices in Redmond, Washington;

•	Vote again by telephone or Internet; or

•	Attend the Annual Meeting and vote in person.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on August 2, 2006, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve the election of directors?

A:	The six nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and “broker non-votes” will have no effect on the outcome of voting for directors.

Q:	What vote is required to approve the 2006 Microvision, Inc. Incentive Plan?

A:	The 2006 Microvision, Inc. Incentive Plan will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

Q:	What vote is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm?

A:	The selection of PricewaterhouseCoopers LLP will be ratified if the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

Q:	Is voting confidential?

A:	We keep all the proxies and ballots private as a matter of practice.

Q:	What are the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of Microvision common stock, please call us at (425) 882-6794 or send an e-mail to ir@microvision.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal One—Election Of Directors

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and our principal advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve. We currently have one vacancy on our Board of Directors. The Board of Directors continues to seek, from time to time, additional board members to fill any vacancy who bring relevant expertise, including expertise in technology, commercialization, and distribution. Until the vacancy is filled, our Board of Directors will consist of the members who are elected at the Annual Meeting to serve until their successors are duly elected and qualified at the next annual meeting of shareholders, unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for election.

Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the nominees listed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

Set forth below are the name, position held and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each nominee is described below, and the number of shares of common stock beneficially owned by each nominee as of July 31, 2006 is set forth on pages 21 and 22.

Name	Age	Position
Alexander Tokman	44	Chief Executive Officer and Director

Richard A. Cowell (1)(2)(3)*	58	Director

Slade Gorton (1)(2)(3)*	78	Director

Marc Onetto (1)(2)(3)*	55	Director

Jeanette Horan*	50	Director

Brian Turner (2)*	46	Director

*	Independent Directors
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

Alexander Tokman has served as President, Chief Executive Officer and a director of Microvision since January 2006. Mr. Tokman served as Microvision’s President and Chief Operating Officer from July 2005 to January 2006. From April 1995 to July 2005, Mr. Tokman served in various cross-functional and cross-business leadership positions at GE Healthcare, a subsidiary of General Electric, most recently as a General Manager of its Global Molecular Imaging and Radiopharmacy unit from May 2003 to June 2005. From November 1989 to

March 1995 Mr. Tokman served as technical programs lead and a head of I&RD at Tracor Applied Sciences a subsidiary of then Tracor, Inc. Mr. Tokman has both a M.S. and B.S. in Electrical Engineering from the University of Massachusetts, Dartmouth. He also is a certified Six Sigma & DFSS Black Belt and Master Black Belt.

Colonel Richard A. Cowell, USA, (Ret.) has served as a director of the Company since August 1996. Colonel Cowell is a Principal at Booz Allen Hamilton, Inc. where he is involved in advanced concepts development and technology transition, joint and service experimentation, and the interoperability and integration of command and control systems for Department of Defense and other agencies. Prior to joining Booz Allen Hamilton, Inc. in March of 1996, Colonel Cowell served in the United States Army for 25 years. Immediately prior to his retirement from the Army, Colonel Cowell served as Director of the Louisiana Maneuvers Task Force reporting directly to the Chief of Staff, Army. Colonel Cowell has authored and received awards for a number of documents relating to the potential future capabilities of various services and agencies.

Slade Gorton joined the company as a director in September 2003. Mr. Gorton is currently Of Counsel at the law firm of Preston Gates & Ellis LLP. Prior to joining the firm, he represented Washington State in the United States Senate for 18 years. Mr. Gorton began his political career in 1958 as a Washington State Representative and went on to serve as State House Majority Leader. In 1968 he was elected Attorney General of Washington State where he served until 1980. Mr. Gorton also served on the President’s Consumer Advisory Council (1975-77), the Washington State Criminal Justice Training Commission (1969-1981), the National Commission on Federal Election Reform (2001), and was chairman of the Washington State Law & Justice Commission (1969-76). Mr. Gorton also served in the U.S. Army, U.S. Air Force, and the U.S. Air Force Reserves. Mr. Gorton was a Commissioner on the National Commission on Terrorist Attacks upon the United States (“9-11 Commission”). Mr. Gorton is a director of IDT Corporation and Vigilos, Inc. and on the advisory board of Intermedia Partners VIII, L.P.

Marc Onetto joined Microvision as a director in March 2006. Mr. Onetto was Executive Vice President of Worldwide Operations for Solectron, a $10 billion global provider of electronics manufacturing and integrated supply-chain services to OEMs, from June 2003 to June 2006. He joined Solectron after a 15 year career with GE where he most recently was Vice President of GE Corporate’s European operations. From 1992-2002 Mr. Onetto held several senior leadership positions at GE Medical Systems as head of its global supply chain and operations, global quality, and global process engineering. He was one of GE’s Six Sigma pioneers and spearheaded the quality culture transformation across GE Medical Systems. Prior to GE, Mr. Onetto served 12 years with Exxon Corporation in supply operations, information systems and finance.

Ms. Horan joined Microvision as a director in June 2006. Ms Horan is currently Vice President, Worldwide Information Management Development and General Manager, IBM Silicon Valley Laboratory IBM and is responsible for all information management software development in IBM. Prior to her current position, Ms. Horan was Vice President, Strategy of the IBM Software Group from January 2003 to January 2004 where she was responsible for strategic alliances with key platform partners and led strategic and operational planning processes. From May 1998 to December 2002, Ms. Horan was also Vice President, Development for the Lotus brand and led worldwide product management, development and technical support.

Mr. Turner joined Coinstar in 2003 as its Chief Financial Officer. Prior to this, from 2001 to 2003, he served as Senior Vice President of Operations, Chief Financial Officer and Treasurer of Real Networks, Inc, a digital media and technology company. Prior to Real Networks, from 1999 to 2001, Mr. Turner was employed by BSquare Corp., a software company, where he initially served as Senior Vice President of Operations, Chief Financial Officer and Secretary before being promoted to President and Chief Operating Officer. From 1995 to 1999, Mr. Turner was Chief Financial Officer and Vice President of Administration of Radisys Corp., an embedded software company. Mr. Turner’s experience also includes 13 years at PricewaterhouseCoopers where he held several positions including Director, Corporate Finance.

Board Meetings and Committees

The Board of Directors met 15 times during 2005. Richard A. Cowell, Slade Gorton and Richard Rutkowski attended at least 75% of the aggregate meetings of the Board and meetings of the Board committees on which they served. Alexander Tokman joined the Board of Directors in January 2006, Marc Onetto joined the Board of Directors in March 2006, Jeannette Horan joined the Board of Directors in June 2006 and Brian Turner joined the Board of Directors in July 2006. The Board also approved certain actions by unanimous written consent. The Company has adopted a policy that each of the Company’s Directors be requested to attend the Company’s Annual Meeting each year. All Directors attended the Company’s Annual Meeting in 2005.

Independence Determination

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, share owner, or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence set forth in the Nasdaq listing standards and other governing laws and regulations.

In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, or other business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Alexander Tokman and Richard Rutkowski, are independent. The Independent Directors are identified by an asterisk on the preceding table which lists each of the nominees.

Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these Committees. The full text of each charter is available on the Company’s website located at www.microvision.com.

The Audit Committee

The Audit Committee assists the Board of Directors by monitoring and overseeing: (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the integrity of the financial statements of the Company, (3) compliance by the Company with legal and regulatory requirements, and (4) the performance of the Company’s internal finance and accounting personnel and its independent auditors. Messrs. Cowell, Gorton, Onetto and Turner currently serve on the Audit Committee, with Mr. Cowell serving as Chairman. The Audit Committee met eight times during 2005. Additional information relating to the Audit Committee appears below under the heading “Audit Committee Report,” beginning on page 27.

The Compensation Committee

The Compensation Committee makes decisions on behalf of, and recommendations to, the Board regarding salaries, incentives and other forms of compensation for directors, officers, and other key employees, and administers policies relating to compensation and benefits. The Compensation Committee also serves as the Plan Administrator for our stock option plans. The Compensation Committee’s Report on Executive Compensation for 2005 is set forth below beginning on page 19. Messrs. Cowell, Gorton and Onetto currently serve as members of the Compensation Committee. The Compensation Committee met twice during 2005.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee: (1) counsels the Board of Directors with respect to Board and Committee structure and membership, and (2) reviews and develops the Company’s corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, will:

•	establish criteria for nomination to the Board and its committees, taking into account the composition of the Board as a whole;

•	identify, review, and recommend Director candidates for the Board;

•	recommend Directors for election at the annual meeting of shareholders and to fill new or vacant positions;

•	establish policies with respect to the process by which shareholders of the Company may recommend candidates to the Nominating and Corporate Governance Committee for consideration for nomination as a Director;

•	assess and monitor, with Board involvement, the performance of the Board; and

•	recommend Directors for membership on Board Committees.

Messrs. Cowell, Gorton and Onetto currently serve as members of the Nominating and Corporate Governance Committee, with Mr. Gorton serving as Chairman. The Nominating and Corporate Governance Committee met once during 2005.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders, or groups of shareholders, that have beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least one year prior to the date the nominating shareholder submits a candidate for nomination as a Director. A nominating shareholder or group of nominating shareholders may submit only one candidate for consideration. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their request in writing no later than the 120th calendar day before the anniversary of the date the prior year’s annual meeting proxy statement was released to shareholders. Such written requests should be submitted to the Nominating and Corporate Governance Committee care of the Corporate Secretary, Microvision, Inc., 6222 185th Avenue NE, Redmond, Washington 98052, and must contain the following information:

•	The name, address, and number of shares of common stock beneficially owned by the nominating shareholder and each participant in a nominating shareholder group (including the name and address of all beneficial owners of more than 5% of the equity interests of an nominating shareholder or participant in a nominating shareholder group);

•	A representation that the nominating shareholder, or nominating shareholder group, has been the beneficial owner of more than 5% of the Company’s outstanding shares of common stock for at least one year and will continue to beneficially own at least 5% of the Company’s outstanding shares of common stock through the date of the annual meeting;

•	A description of all relationships, arrangements, or understandings between or among the nominating shareholder (or any participant in a nominating shareholder group) and the candidate or any other person or entity regarding the candidate, including the name of such person or entity;

•	All information regarding the candidate that the Company would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission with respect to a meeting at which the candidate would stand for election;

•	Confirmation that the candidate is independent, with respect to the Company, under the independence requirements established by the Company, the Securities and Exchange Commission, and Nasdaq listing requirements, or, if the candidate is not independent with respect to the Company under all such criteria, a description of the reasons why the candidate is not independent;

•	The consent of the candidate to be named as a nominee and to serve as a member of the Board if nominated and elected;

•	A representation signed by the candidate that if elected he or she will: (1) represent all shareholders of the Company in accordance with applicable laws, and the Company’s certificate of incorporation, by-laws, and other policies; (2) comply with all rules, policies, or requirements generally applicable to non-employee directors; and (3) upon request, complete and sign customary Directors and Officers Questionnaires.

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s judgment, experience, independence, understanding of the Company’s or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by Directors, members of management, and, as described above, by shareholders. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board.

Shareholder Communication with the Board of Directors

The Company has adopted written procedures establishing a process by which shareholders of the Company can communicate with the Board of Directors regarding various topics related to the Company. A shareholder desiring to communicate with the Board should send his or her written message to the Board of Directors care of the Corporate Secretary, Microvision, Inc., 6222 185th Avenue NE, Redmond, Washington 98052. Each submission will be forwarded, without editing or alteration, by the Secretary to the Board on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting shareholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such shareholder.

Director Compensation

Pursuant to the Independent Director Stock Option Plan (the “Director Plan”), each Independent Director is granted a nonstatutory option to purchase 15,000 shares of common stock on the date on which he or she is first elected or appointed to the Board of Directors. These options are fully vested and immediately exercisable upon the date of grant. Each Independent Director also receives, upon his or her initial appointment or election and upon each subsequent reelection to the Board of Directors, an option to purchase 15,000 shares that will vest in full on the earlier of (i) the day prior to the date of the Company’s annual meeting of shareholders next following the date of grant, or (ii) one year from the date of grant, provided the Independent Director continues to serve as a director on the vesting date. If an Independent Director ceases to be a director for any reason other than death or disability before his or her term expires, then any outstanding unvested options issued under the Director Plan to such Independent Director will be forfeited. Options vested as of the date of termination for any reason other than death or disability are exercisable through the date of expiration. The exercise price for each option is equal to the closing price of the Company’s common stock as reported on the Nasdaq National Market on the date of grant. The options generally expire on the tenth anniversary of the date of grant.

In addition, each Independent Director receives the following cash compensation for his or her service as a director:

•	A fee of $20,000 that accrues as of the date of appointment or election to the Board of Directors, and as of the date of each subsequent reelection;

•	A fee of $3,000 for the Board chair or $2,000 per director for each Board meeting attended by the director; and

•	A fee of $3,000 for the committee chair or $2,000 per committee member for each committee meeting attended by the director that is held on a day other than a day on which a Board meeting is held.

All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks And Insider Participation

All members of the Compensation Committee during 2005 were Independent Directors, and none of them were our employees or former employees. During 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and greater-than 10% shareholders file reports with the SEC relating to their initial beneficial ownership of the Company’s securities and any subsequent changes. They must also provide us with copies of the reports.

Based on copies of reports furnished to us, we believe that all of these reporting persons complied with their filing requirements during 2005, except that Mr. Tokman, an executive officer of the Company, belatedly filed an Initial Statement of Beneficial Ownership of Securities on Form 3, reporting 1 transaction; and Mr. Willey, an executive officer of the Company, belatedly filed one Statement of Changes of Beneficial Ownership of Securities on Form 4, reporting 1 transaction.

Code of Ethics

The Company has adopted a code of ethics applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer, known as the Code of Ethics for Microvision Executives. The Company has also adopted a code of conduct applicable to the Company’s directors, officers, and employees, known as the Code of Conduct. The Code of Ethics for Microvision Executives and the Code of Conduct are available on the Company’s website. In the event we amend or waive any of the provisions of the Code of Ethics for Microvision Executives applicable to our principal executive officer, principal financial officer, and principal accounting officer, we intend to disclose the same on the Company’s website at www.microvision.com.

Proposal Two—Approval of the 2006 Microvision, Inc. Incentive Plan

On April 5, 2006, the Compensation Committee and the Executive Committee of the Board of Directors unanimously voted to adopt the 2006 Microvision, Inc. Incentive Plan (the “Incentive Plan”), which amends, restates and renames our 1996 Stock Option Plan, and to recommend approval of the Incentive Plan by shareholders.

The following is a summary of the material features of the Incentive Plan. It may not contain all of the information important to you. We urge you to read the entire Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement.

Summary of the Incentive Plan

The purpose of the Incentive Plan is to advance the interests of the Company by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.

The Incentive Plan amends, restates and renames our 1996 Stock Option Plan. The 1996 Stock Option Plan was originally adopted by the Board on July 10, 1996 and approved by our stockholders on August 9, 1996. The Incentive Plan will become effective on the date of its approval by the stockholders and will terminate on the tenth anniversary of the date of approval, unless earlier terminated by the Board. A maximum of 8,000,000 shares of common stock may be delivered in satisfaction of awards made under the Incentive Plan. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or “SARs,” granted to any person in any calendar year will each be 2,000,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 2,000,000 shares, and, to the extent paid in cash, $3,000,000. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Incentive Plan and to preserve the value of awards.

The maximum number of shares that may be issued under the Incentive Plan represents approximately 21 percent of the total number of shares of Company common stock outstanding as of July 31, 2006, excluding treasury shares. Approximately 5,856,000 shares remained issuable in connection with outstanding awards under prior Company plans.

Administration.    The Board of Directors will administer the Incentive Plan. The term “Administrator” is used in this proxy statement to refer to the person (the Board and their delegates) charged with administering the Incentive Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, SARs, restricted or unrestricted stock, deferred stock, other stock-based awards, or cash awards, and any such award may be a performance-based award. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the Incentive Plan are conclusive and bind all parties.

Eligibility.    Participation is limited to those employees, as well as consultants and advisors, who are selected by the Administrator to receive an award. Non-employee directors are not be eligible to participate in the Incentive Plan. The group of persons from which the Administrator will select participants currently consists of approximately 150 individuals.

Stock Options.    The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price. Two types of stock options may be granted under the Incentive Plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

The exercise price of an ISO cannot be less than the fair market value of the common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the exercise price and the expiration date are determined in the discretion of the Administrator. The Administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.

The closing price of Company common stock as reported on the Nasdaq National Market on July 31, 2006 was $1.85 per share.

Stock Appreciation Rights.    The Administrator may grant SARs under the Incentive Plan. An SAR entitles the holder upon exercise to receive an amount in cash or common stock or a combination thereof (as determined by the Administrator) computed by reference to appreciation in the value of a share of common stock above a base amount which may not be less than fair market value on the date of grant.

Stock Awards; Deferred Stock.    The Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends. Other awards under the Incentive Plan may also be settled with restricted stock. The Incentive Plan also provides for deferred grants (“deferred stock”) entitling the recipient to receive shares of common stock in the future on such conditions as the Administrator may specify. Any stock award or award of deferred stock resulting in a deferral of compensation subject to Section 409A of the Code will be construed to the maximum extent possible consistent with the requirements of Section 409A of the Code.

Performance Awards.    The Administrator may also make awards subject to the satisfaction of specified performance criteria. Performance awards may consist of common stock or cash or a combination of the two. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuances of debt or equity) or refinancings. The Administrator will determine whether the performance targets or goals that have been chosen for a particular performance award have been met.

General Provisions Applicable to All Awards.    Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the Incentive Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Mergers and Similar Transactions.    In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of the Company’s assets or a dissolution or liquidation of the Company, the following rules will apply except as otherwise provided in an Award:

•	If the transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding awards or for the grant of new awards in substitution therefor by the acquiror or survivor.

•	If the transaction is one in which holders of common stock will receive a payment (whether cash, non-cash or a combination), the Administrator may provide for a “cash-out”, with respect to some or all awards, equal in the case of each affected award to the excess, if any, of (A) the fair market value of one share of common stock times the number of shares of common stock subject to the award, over (B) the aggregate exercise or purchase price, if any, under the award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms and other terms, and subject to such conditions, as the Administrator determines.

•	If there is no assumption or substitution of any award requiring exercise, each such outstanding award will become fully exercisable prior to the completion of the transaction on a basis that gives the holder of the award a reasonable opportunity to exercise the award and participate in the transaction as a stockholder.

•	Each award, other than outstanding shares of restricted stock, unless assumed will terminate upon consummation of the transaction.

•	Any share of common stock delivered pursuant to the “cash-out” or acceleration of an award, as described above, may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the award was subject. In the case of restricted stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such stock in connection with the transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Incentive Plan.

Amendment.    The Administrator may at any time or times amend the Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Incentive Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award without the Participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

New Incentive Plan Benefits

The future benefits or amounts that would be received under the Incentive Plan by executive officers and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

ISOs.    In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs.    In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Stock options awarded under the Incentive Plan are intended to be exempt from the rules of Section 409A of the Code and guidance issued thereunder and will be administered accordingly. However, neither the Company nor the Administrator, nor any person affiliated with or acting on behalf of the Company or the Administrator, will be liable to any participant or to the estate or beneficiary of any participant by reason of any acceleration of income, or any additional tax or interest penalties, resulting from the failure of an award to satisfy the requirements of Section 409A of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 MICROVISION, INC. INCENTIVE PLAN.

Proposal Three—Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year, subject to ratification by the Company’s stockholders at the Annual Meeting. The Company has been advised by PricewaterhouseCoopers that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the Securities and Exchange Commission. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Although stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required, the Board of Directors is nevertheless submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006. Should the selection of PricewaterhouseCoopers LLP not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

We know of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive officers are appointed by our Board of Directors and hold office until their successors are elected and duly qualified. In addition to Mr. Tokman, who also serves as a Director of the Company, the following persons serve as executive officers of the Company:

Ian D. Brown, age 43, has served as Vice President, Sales and Marketing of Microvision since February 2006. Prior to joining Microvision, from March 1994 to February 2006, Mr. Brown served in various Sales and Marketing positions with General Electric Healthcare, Americas. Most recently, from April 2004 to February 2006, Mr. Brown served as the Sales and Marketing Manager—Nuclear Medicine. From April 1989 to March 1994 Mr. Brown served as Technical Author—Nuclear Medicine Operator Documentation with IGE Medical Systems, Radlett, UK. Mr. Brown holds Ordinary & Higher National Certificates in Medical Physics & Physiological Measurements from Paddington College, London, Post Graduate Diploma in Management studies, University of Hertfordshire. He also holds a Six Sigma Black Belt.

Sid Madhavan, age 39, joined Microvision in April 2006 as Vice President of Research and Product Development. Madhavan, who worked for GE Healthcare from 1998 to 2006 where he most recently served as an Engineering Subsystem Manager for a $2.1 billion Molecular Imaging and Computer Tomography business, is a certified Six Sigma Black Belt and brings over fifteen years of engineering product development and management experience. Madhavan has a proven track record for leading the definition and development of several key technology platform strategies that he translated into product launches and brings a wealth of cross-functional product development experience, systems and software expertise, platform development and global team’s development skills. Sid Madhavan received his B.S. degree in Electronics and Communications from Madurai Kamaraj University in India and his M.S. in Electrical Engineering from Texas A&M.

Todd R. McIntyre, age 44, has served as Senior Vice President of Global Strategic Marketing and Business Development of Microvision since January 2006. Mr. McIntyre served as Senior Vice President of Business Development from November 2003 until January 2006, and as Vice President of Business Development of Microvision from January 1996 to November 2003. Mr. McIntyre’s experience in emerging markets includes business development and marketing with development stage companies in a variety of technology segments including wireless telecommunications products and services, internet software products, and digital and print media. Mr. McIntyre holds an M.B.A. from Stanford University and a B.A. from Hendrix College.

Thomas M. Walker, age 42, joined Microvision in May 2002 and serves as Vice President, General Counsel and Secretary. Prior to joining Microvision, Mr. Walker served as Senior Vice President, General Counsel and Secretary of Advanced Radio Telecom Corp., a publicly held technology and services company where he managed domestic and international legal affairs from April 1996 to April 2002. Prior to that, Mr. Walker advised publicly and privately held businesses while practicing in the Los Angeles offices of the law firms of Pillsbury Winthrop and Buchalter, Nemer Fields and Younger. Mr. Walker holds a B.A. from Claremont McKenna College and a J.D. from the University of Oregon.

Stephen R. Willey, age 52, has served as President, Marketing and Sales, Asia of Microvision since January 2006. Mr. Willey served as President, Consumer Solutions from July 2005 to January 2006, as President from August 2002 to July 2005, as Microvision’s Executive Vice President from October 1995 to August 2002 and as a director from June 1995 to April 2006. Prior to that, he served as an outside consultant to the company through

The Development Group (DGI), a business and technology consulting firm that he founded. As principal of DGI, Willey had also provided senior management consulting services to CREO Products, Inc., an electro-optics equipment manufacturer, between June 1989 and December 1992. In 1993, Willey co-founded PRO.NET Communications, Inc., an Internet service company. Willey holds an M.B.A. from the University of California, Los Angeles, and an M.A.Sc. in Electronics from the University of British Columbia, Vancouver. He earned a B.Sc., Engineering (Physics) from McMaster University, Hamilton.

Jeff T. Wilson, age 45, has served as Chief Financial Officer since April 2006, Principal Financial Officer since January 2006 and Principal Accounting Officer of Microvision since August 1999. Mr. Wilson served as Vice President, Accounting of Microvision from April 2002 to April 2006 and as Director of Accounting of Microvision from August 1999 to March 2002. Prior to joining Microvision, from 1991 to 1999, Mr. Wilson served in various accounting positions for Siemens Medical Systems, Inc., a developer and manufacturer of medical imaging equipment. Prior to 1991, Mr. Wilson served as a manager with the accounting firm Price Waterhouse (currently PricewaterhouseCoopers LLP). Mr. Wilson is a Certified Public Accountant. Mr. Wilson holds a B.S. in Accounting from Oklahoma State University.

Summary Compensation Table

The following table sets forth the compensation awarded or paid to or earned by the person who served as Chief Executive Officer during 2005 and the next four most highly compensated persons who served as executive officers during 2005 (the “Named Executive Officers”):

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position (3)	Fiscal Year	Salary ($)	Bonus (2) ($)	Securities Underlying Options (#)	All Other Compensation (1) ($)
Richard F. Rutkowski Former Chief Executive Officer and Director	2005 2004 2003	377,104 364,000 353,000	— 50,000 10,000	— 80,000 361,751	97,132 95,632 96,052
Stephen R. Willey President, Marketing and Sales, Asia	2005 2004 2003	326,340 315,000 284,000	387 40,000 85,000	— 130,000 305,002	28,350 37,865 35,865
Richard A. Raisig Former Chief Financial Officer	2005 2004 2003	281,792 272,000 263,000	— 30,000 68,000	— 70,000 232,613	44,049 45,749 44,749
Vilakkudi Veeraraghavan Former Senior Vice President, Research & Product Development	2005 2004 2003	239,144 235,000 220,000	88 20,000 50,000	— — 111,000	6,300 8,000 6,974

Todd R. McIntyre Senior Vice President, Global Strategic Marketing and Business Development	2005 2004 2003	210,000 200,000 166,061	70,000 50,000 40,000	— 30,000 182,627	6,008 6,021 4,940

(1)	All Other Compensation amounts for 2005 include contributions of $1,500, $6,169, $6,300, $6,300 and $6,008 to the accounts of Messrs. Rutkowski, Willey, Raisig, Veeraraghavan and McIntyre, respectively, under the Company’s qualified 401(k) Retirement Plan. The amounts also include forgiveness of $95,632, $22,181 and $37,749 of interest for Messrs. Rutkowski, Willey and Raisig, respectively, under one or both of the Company’s Executive Option Exercise Loan Plan and Executive Loan Plan. For a description of the two plans, see “Executive Loan Plans” below. No Restricted Stock Awards or Long-Term Incentive Plan payments were made as of December 31, 2005.

(2)	Bonus amounts for 2005 include Patent Incentive Program bonuses of $387 and $88 for Messrs. Willey and Veeraraghavan, respectively.
(3)	Richard F. Rutkowski, Richard A. Raisig and Vilakkudi Veeraraghavan are no longer employed by the Company.

Stock Option Grants in the Last Fiscal Year

The Company did not grant any options to acquire common stock to its named executive officers during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2005, by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
Name	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Richard F. Rutkowski	873,791	—	—	—

Stephen R. Willey	555,013	—	—	—

Richard A. Raisig	444,823	—	—	—

Vilakkudi Veeraraghavan	180,454	—	—	—

Todd R. McIntyre	239,430	—	—	—

(1)	The value of unexercised in-the-money options is based on the difference between $3.60 (the fair market value of the Company’s common stock as reflected by the closing price of the common stock on the Nasdaq National Market as of December 31, 2005) and the exercise price of such options multiplied by the number of shares issuable upon exercise thereof. As of December 31, 2005, the exercise price of all options held by Named Executive Officers was greater than $3.60.

Executive Loan Plans

The Company previously adopted two loan plans under which Richard F. Rutkowski, Stephen Willey and Richard Raisig were able to borrow funds from the Company. At the end of each year, the Company will forgive the interest that accrued under the loans if the executive remains employed by the Company. In 2005, the Company forgave $95,632, $22,181, and $37,749 of interest for Messrs. Rutkowski, Willey and Raisig, respectively. No additional loans have been made under either the Executive Option Exercise Loan Plan or the Executive Loan Plan since July 2002, and the Company does not intend to make any additional loans under these plans. The Company also has no plans to forgive the principal balance outstanding of the lines of credit. On February 16, 2005, Stephen Willey transferred 28,844 shares of the Company’s common stock in full repayment of an existing loan and accrued interest thereon, which had become due on December 31, 2004. For additional details regarding loan balances and terms, see “Certain Relationships and Related Transactions” on page 26.

Certain Tax Considerations Related to Executive Compensation

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, in the event that compensation paid by the Company to the Named Executive Officers in a year were to exceed an aggregate of $1,000,000, the Company’s deduction for such compensation could be limited to $1,000,000.

Report On Executive Compensation for 2005 By the Compensation Committee

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is comprised of three Independent Directors. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making appropriate compensation awards for executive management.

The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives. These objectives include creating and preserving strong financial performance, positioning the Company in markets and industry segments offering long-term growth opportunities and enhancing long term shareholder value. The Compensation Committee’s philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short and long-term performance of the executive officers based on the success of the Company in meeting its business objectives. The accomplishment of these objectives is measured against conditions prevalent in the industry in which the Company operates.

Executive Compensation Components

The available forms of executive compensation include base salary, incentive bonus awards, and stock options. Performance of the Company is a key consideration. However, the Company’s executive compensation policy recognizes that stock price is only one measure of performance, and given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Compensation Committee also considers the Company’s achievement of business objectives when determining executive compensation.

Base Salary.    Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices and of the performance of the Company as a whole. In determining base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership in the development of the Company.

Incentive Bonus.    The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company’s success in meeting its short term performance objectives and contributions by the executive officers that enable the Company to meet its long term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short term corporate goals that also further the long term objectives of the Company, and places a significant portion of each executive officer’s annual compensation at risk.

Stock Options.    The Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. Stock options are awarded by the Compensation Committee to executive officers primarily based on their responsibilities and expected contributions to the Company’s growth and development and marketplace practices. These awards are designed to attract and retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders.

Compensation of Chief Executive Officer

Based on the executive compensation policy and components described above, in February 2005, the Compensation Committee recommended a salary of $377,104 for Richard F. Rutkowski, the Chief Executive

Officer of the Company during 2005, for services rendered in fiscal year 2005. Pursuant to the terms of the Company’s Executive Loan Plan, the Company also forgave $95,632 in interest on $1,708,000 owed to the Company by Mr. Rutkowski under the Company’s Executive Loan Plan. At the conclusion of 2005, Mr. Rutkowski did not receive incentive compensation based upon the Company’s performance. Mr. Rutkowski was terminated in January 2006.

Compensation Committee

Richard Cowell

Slade Gorton

Marc Onetto

INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP

The following table shows as of July 31, 2006, the number of shares of common stock held by all persons we know to beneficially own at least 5% of the Company’s common stock, the Company’s directors and nominees, the Named Executive Officers, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Common Stock (2)
Alexander Tokman (3) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	120,000	*
Todd R. McIntyre (4) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	60,358	*
Stephen R. Willey (5) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	286,644	*
Richard A. Raisig (6) 4881 Birch Street Newport Beach, CA 92660	352,430	*
Richard F. Rutkowski (7) 3125 E. Laurelhurst Dr. NE Seattle, WA 98105-5332	876,163	2.2%
Vilakkudi Veeraraghavan c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	0	*
Richard Cowell (8) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	100,067	*
Slade Gorton (9) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	61,000	*
Marc Onetto (10) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	30,000	*
Jeanette Horan (11) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	30,000	*
Brian Turner (12) c/o Microvision, Inc. 6222 185th Avenue NE Redmond, WA 98052	30,000	*

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Common Stock (2)
Satellite Strategic Finance Associates, LLC (13) 623 Fifth Avenue, 19th Floor New York, NY 10022	1,995,429	5.2%

David M. Knott; Dorset Management Corporation (14) 485 Underhill Boulevard, Suite 205 Syosset, NY 11791	2,141,000	5.6%

All executive officers and directors as a group (15 persons) (15)	2,014,322	5.0%

*	Less than 1% of the outstanding shares of common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, and except as otherwise noted, the Company believes that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.
(2)	Percentage of common stock is based on 38,146,092 shares of common stock outstanding as of July 31, 2006.
(3)	Includes 120,000 shares issuable upon exercise of options.
(4)	Includes 59,858 shares issuable upon exercise of options.
(5)	Includes 146,253 shares issuable upon exercise of options.
(6)	Includes 302,613 shares issuable upon exercise of options.
(7)	Includes 873,791 shares issuable upon exercise of options.
(8)	Includes 93,867 shares issuable upon exercise of options.
(9)	Includes 60,000 shares issuable upon exercise of options.
(10)	Includes 30,000 shares issuable upon exercise of options.
(11)	Includes 30,000 shares issuable upon exercise of options.
(12)	Includes 30,000 shares issuable upon exercise of options.
(13)	Based on information provided to the Company by Satellite Strategic Finance Associates, LLC.
(14)	Based on information set forth in a Schedule 13G filed with the SEC on June 6, 2006 by David M. Knott and Dorset Management Corporation reporting sole voting power over 1,905,700 shares and shared voting power over 235,300 shares.
(15)	Includes 1,814,042 shares issuable upon exercise of options.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on an initial $100 investment in the Company’s common stock since December 31, 2000, to two indices: the Nasdaq Stock Market Index and an index of peer companies selected by the Company (“Peer Group”). The companies in the Peer Group are as follows: Emagin Corporation, Kopin Corporation, Planar Systems, Inc., and Three-Five Systems, Inc. The past performance of the Company’s common stock is not an indication of future performance. We cannot assure you that the price of the Company’s common stock will appreciate at any particular rate or at all in future years.

Date	Microvision	Nasdaq Stock Market Index	Company Determined Peer Group
12/29/00	100.00	100.00	100.00
12/31/01	81.37	79.71	103.91
12/31/02	30.40	55.60	44.75
12/31/03	43.54	83.60	60.12
12/31/04	40.00	90.63	32.15
12/31/05	20.57	92.62	32.11

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of shares of common stock that could be issued upon exercise of outstanding options and warrants, the weighted average exercise price of the outstanding options and warrants and the remaining shares available for future issuance as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	4,982,000	$10.79	3,131,000
Equity compensation plans not approved by shareholders	615,000	20.53	—

Total	5,597,000	$11.86	3,131,000

As of December 31, 2005, there were non-plan options to purchase a total of 338,000 shares of Microvision common stock outstanding. 329,000 of these were options approved by the Board of Directors and issued in October 2001, with an exercise price in excess of the fair value of Microvision common stock on the date of grant. The October 2001 options have a $15.00 exercise price and vest 25% on the grant date and 25% at six-month intervals thereafter. The remaining 9,000 non-plan options were granted at fair value on the date of grant and vest 25% at each annual anniversary date of the grant.

All non-plan options are non-qualified options with 10 year terms granted to non-executive employees. The options are administered by the Compensation Committee of the Board of Directors or its authorized agents. Options surrendered, exchanged for another option, canceled or terminated without having been exercised in full will again be available for issuance by the Company. The options are not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the lifetime of the optionee only by such optionee, upon its vest date and thereafter through the expiration date, subject to the termination of employment provisions. Following termination of employment by the Company other than for cause, resignation in lieu of dismissal, disability or death, an option holder may exercise options, vested as of the date of termination, within three months before the options will automatically expire, and any unvested options will automatically expire upon the termination date. The number and class of shares covered by the options and the exercise price per share shall be proportionately adjusted for any change in the number of issued shares of common stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets, the Board of Directors may elect to treat the options in one of the following ways: (i) outstanding options would remain in effect in accordance with their terms; (ii) outstanding options would be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or (iii) outstanding options would be exercised within a period determined by the Board of Directors prior to the consummation of the transaction, after which time the options automatically expire. The Board may accelerate the vesting of the options so they are exercisable in full.

In August 2000, the Company issued two non-plan warrants to purchase an aggregate of 200,000 shares of Microvision common stock to two consultants in connection with entering into certain consulting agreements with the Company. Subsequently, one of the consultants was elected to the Board of Directors by shareholders. The warrants were fully outstanding as of December 31, 2003. The warrants have an exercise price of $34.00 per share and are exercisable prior to their expiration in August 2010. As of the date of grant, all but 25,000 of the underlying shares of common stock issuable to each consultant upon exercise of the warrants were subject to lock-up restrictions that prevent the holder from transferring such shares. The number of shares subject to the lock-up restrictions is reduced by 25,000 for each consultant on each June 7 subsequent to the grant date. Rather than issue shares of common stock upon exercise of the warrants, the Company may elect to redeem the warrants if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrants are transferable upon prior written approval of the Company. The Company cannot unreasonably withhold such approval with respect to transfers of warrants to purchase at least 10,000 shares that are not subject to the lock-up restrictions. If the Company terminates the consulting agreement due to the consultant’s failure to provide consulting services during the first three years of the agreement, the consultant must return to the Company a pro-rata portion of the 75,000 warrants initially subject to the lock- up restrictions based on the number of calendar days remaining in the initial three year period. The number, class and price of securities for which the warrants may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share will be proportionately adjusted if outstanding shares of the Company’s common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has two warrants outstanding to purchase an aggregate of 70,000 shares of Microvision common stock that were issued in September 2003 to a third party for services. The first warrant for 60,000 shares has an exercise price of $7.50 per share and vested in three equal tranches. The first tranche vested on the issue date, the second and third tranches vested three and six months following the issue date, respectively. The second warrant for 10,000 shares has an exercise price of $12.00 per share and vested six months after the issue date. Vested warrants are exercisable prior to their expiration in September 2007. The warrant holder may transfer any portion or all of the warrant shares by delivering the original warrant certificate and a form of assignment to the Company. The number and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. Where the outstanding shares of common stock are divided into a greater number of shares, combined into a smaller number of shares, or a stock dividend is paid on the common stock, the exercise price per share shall be proportionately adjusted by the ratio of common shares outstanding immediately before and after the transaction. In the event of a change in the common stock from a merger, consolidation, reclassification, tender offer or exchange offer, or partial or complete liquidation, the holder will be entitled to receive, upon the exercise of the warrants, the same amount and kind of securities, cash or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of warrants.

In July 2005, the Company issued a warrant to purchase 6,925 shares of common stock to a third party for services. The warrant is immediately exercisable, has an exercise price of $5.32 per share, and expires in July 2010. The number and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. Where the outstanding shares of common stock are divided into a greater number of shares, combined into a smaller number of shares, or a stock dividend is paid on the common stock, the exercise price per share shall be proportionately adjusted by the ratio of common shares outstanding immediately before and after the transaction. In the event of a change in the common stock from a reorganization, reclassification, consolidation, or merger, the holder will be entitled to receive, upon the exercise of the warrants, the same amount and kind of securities, cash or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an existing executive loan plan under which Richard F. Rutkowski, Stephen R. Willey, and Richard A. Raisig have borrowed funds from the Company. No loans have been made under this executive loan plan since July 2002, and the Company does not intend to make any additional loans under this plan. The following table lists certain information describing each executive’s loans as of December 31, 2005.

	Loan Plan	Total
Mr. Rutkowski—
Balance outstanding	$1,708,000	$1,708,000
Highest aggregate balance during year	$1,708,000	$1,708,000

Mr. Willey—
Balance outstanding	$370,000	$370,000
Highest aggregate balance during year	$370,000	$535,600

Mr. Raisig—
Balance outstanding	$645,000	$645,000
Highest aggregate balance during year	$645,000	$645,000

Other Information—
Interest Rate Range	5.43%-6.22%	4.64%-6.22%

Under the Loan Plan, the advances must be repaid within one year of the executive’s termination of employment or within 30 days of termination of the Loan Plan by the Board of Directors unless the executive elects to convert the outstanding balance to a one-year term note. Mr. Rutkowski’s and Mr. Raisig’s employment was terminated in January 2006.

AUDIT COMMITTEE REPORT

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives and discussions with management and the auditors. The Audit Committee is also responsible for overseeing the engagement and independence of the Company’s independent auditors.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

Membership and Meetings

The Audit Committee is composed of four non-employee directors (Messrs. Cowell, Gorton, Onetto and Turner), each of whom is an “Independent Director” under the rules of the Nasdaq National Market governing the qualifications of audit committees. The Audit Committee held eight meetings during the fiscal year ended December 31, 2005.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005 with the Company’s management, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in conformity with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors for the fiscal year ended December 31, 2005, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee also reviewed with the independent auditors their judgments as to the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with audit committees under generally accepted accounting standards.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the firm its independence. Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Limitations on Role and Responsibilities of Audit Committee and Use and Application of Audit Committee Report

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and are not, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that PricewaterhouseCoopers LLP is in fact “independent.”

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Audit Committee

Richard A. Cowell, Chairman

Slade Gorton

Marc Onetto

Brian Turner

INDEPENDENT ACCOUNTANTS

Our independent auditors, PricewaterhouseCoopers LLP, billed the following fees to the Company for audit and other services for the fiscal year 2005:

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $686,445 for the year ended December 31, 2005 and were $501,702 for the year ended December 31, 2004.

Audit Related Fees

There were no fees for audit related services in 2005 or 2004.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled $17,558 in 2005 and $15,700 in 2004.

All Other Fees

Fees for all other services not described above totaled $200 in 2005 for tuition for a training conference provided by PricewaterhouseCoopers LLP and $0 in 2004.

The Company’s Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and has determined that it is consistent with such independence.

The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for fiscal year 2006 and is recommending to stockholders ratification of this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent auditors. The Audit Committee has delegated the authority to take such action between meetings to the Audit Committee chairman, who reports the decisions made to the full Audit Committee at its next scheduled meeting.

The Audit Committee evaluates whether the Company’s use of the independent auditors for permitted non-audit services is compatible with maintaining the independence of the independent auditors. The Audit Committee’s policies prohibit the Company from engaging the independent auditors to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies completely prohibit the Company from engaging the independent auditors to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2007 Annual Meeting, the written proposal must be received by the Company no later than May 24, 2007. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials and must contain the information required in our bylaws for shareholder proposals. If you wish to obtain a free copy of our bylaws, please contact Investor Relations, Microvision, Inc., 6222 185th Avenue NE, Redmond, Washington 98052.

If a shareholder proposal is not included in our proxy statement for the 2007 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company not less than 60 nor more than 90 days prior to the meeting or, if less than 60 days’ notice of the date of the meeting is given, by the close of business on the 10th business day following the first public announcement of the meeting.

You also may propose candidates for consideration by the Nominating and Corporate Governance Committee for nomination as directors by writing to us. In order to nominate a director for election at next year’s annual meeting of shareholders, you must comply with the Director recommendation procedures described on pages 8 and 9.

ADDITIONAL INFORMATION

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2005, was first mailed to the shareholders of the Company with this Proxy Statement on or about August 8, 2006. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report on Executive Compensation for 2004 by the Compensation Committee,” “Audit Committee Report” and “Stock Performance Graph” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC may be obtained by shareholders without charge by written or oral request to Investor Relations, Microvision, Inc., 6222 185th Avenue NE, Redmond, Washington 98052, telephone (425) 882-6794, or may be accessed on the Internet at www.sec.gov.

Householding

Only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations to request that only a single copy of the proxy statement be mailed in the future. Contact Investor Relations by phone at (425) 882-6794, by fax at (425) 936-9411, by mail to Investor Relations, Microvision, Inc., 6222 185th Avenue NE, Redmond, Washington 98052, or by e-mail to ir@microvision.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 5:00 p.m., Seattle, Washington time, on September 20, 2006. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Alexander Tokman Chief Executive Officer

August 8, 2006

Redmond, Washington

Appendix A

MICROVISION, INC.

2006 INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	EFFECTIVE DATE

This Microvision, Inc. 2006 Incentive Plan amends, restates and renames the Company’s 1996 Stock Option Plan. The Plan was originally adopted by the Board on July 10, 1996 and approved by the stockholders of the Company on August 9, 1996. This amendment and restatement of the Plan, shall become effective if, and at such time as, the stockholders of the Company have approved this amendment and restatement.

3.	PURPOSE

The purpose of the Microvision, Inc. 2006 Incentive Plan is to provide means by which the Company may attract, reward and retain the services or advice of current or future employees, officers, consultants or independent contractors of, and other advisors to, the Company and to provide added incentives to them by encouraging stock ownership in the Company.

4.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

5.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. A maximum of 8,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 5(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 2,000,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 2,000,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $3,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

6.	ELIGIBILITY AND PARTICIPATION

The Administrator may grant Awards to any current or future Employee, officer, consultant or independent contractor of, or other advisor to, the Company or its subsidiaries. Non-employee directors of the Company shall not be eligible to participate in the Plan. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after September 21, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Foreign Qualified Grants. Awards under this Plan may be granted to officers and Employees of the Company and other persons described in Section 6 who reside in foreign jurisdictions as the Administrator may determine from time to time. The Administrator may adopt supplements to the Plan as needed to comply with the applicable laws of such foreign jurisdictions and to give Participants favorable treatment under such laws; provided, however that no award shall be granted under any such supplement on terms more beneficial to such Participants than those permitted by this Plan.

(8) Corporate Mergers, Acquisitions, Etc. The Administrator may grant Awards under this Plan having terms, conditions and provisions that vary from those specified in this Plan provided that such Awards are granted in substitution for, or in connection with the assumption of, existing Awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation to which the Company is a party.

(9) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(10) Section 162(m). This Section 7(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 7(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 7(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so. Awards may be exercised in whole or in part.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Awards requiring exercise and the grant in substitution therefor of new Awards having a lower exercise price that has the effect of a repricing or (b) the amendment of such Awards to reduce the exercise price thereof. The preceding sentence shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code or (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

8.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 8(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 8(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 8(a)(2) or Section 8(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 5(a) that may be delivered under the Plan and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 8(b)(1) above to take into account distributions to stockholders other than those provided for in Section 8(a) and 8(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, the performance-based compensation rules of Section 162(m), and the requirements of Section 409A, where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

9.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

11.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

12.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board, except that the Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; provided, that with respect to any delegation described in this clause (i) only the Board may amend or terminate the Plan as provided in Section 10; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Board (or a properly delegated member or members of the Board) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. However, for purposes of determining eligibility for the grant of a Stock Option or SAR, the term “Affiliate” shall mean a person standing in a relationship to the Company such that the Company and such person are treated as a single employer under Section 414(b) and Section 414(c) of the Code, in accordance with the definition of “service recipient” under Section 409A of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Microvision, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”: The total and permanent disability of any Participant, as determined by the Administrator in its sole discretion. Without limiting the generality of the foregoing, the Administrator may, but is not required to, rely on a determination of disability by the Company’s long term disability carrier or the Social Security Administration.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Microvision, Inc. 2006 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”: Section 162(m) of the Code.

“Section 409A”: Section 409A of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

PROXY

MICROVISION, INC.

Annual Meeting, September 21, 2006

PROXY SOLICITED BY BOARD OF DIRECTORS

The Annual Meeting of Shareholders of Microvision, Inc.

will be held on September 21, 2006 at 9:00 a.m., Pacific Daylight Time, at

the Meydenbauer Center,

11100 Northeast Sixth Street, Bellevue, Washington

The undersigned hereby appoints Alexander Tokman, Jeff T. Wilson, and Thomas M. Walker, and each of them, each with power to appoint his substitute, as proxies to vote and act at the annual meeting of shareholders of Microvision, Inc. (the “Company”) to be held on September 21, 2006, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified below, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the annual meeting are hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MICROVISION, INC.

September 21, 2006

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER ACCOUNT NUMBER

- OR -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

The Board of Directors recommends a vote FOR each of the following matters:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of 6 directors.		The shares represented by this proxy will be voted as specified to the left, but if no specification is made, this proxy will be voted FOR the nominees for director. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.
NOMINEES:
☐ FOR ALL NOMINEES	☐ Alexander Tokman ☐ Richard A. Cowell ☐ Slade Gorton ☐ Marc Onetto ☐ Jeanette Horan ☐ Brian Turner
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

2. Proposal to approve the 2006 Microvision, Inc. Incentive Plan.	The shares represented by this proxy will be voted as specified to the left, but if no specification is made, this proxy will be voted FOR approval. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.

☐ FOR
☐ AGAINST
☐ ABSTAIN

3. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.	The shares represented by this proxy will be voted as specified to the left, but if no specification is made, this proxy will be voted FOR ratification. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.

☐ FOR
☐ AGAINST
☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.